Exhibit 99.1

Wayfair Announces Second Quarter 2024 Results,
Reports Best Quarter of Profitability and Cash Flow in Three Years
Q2 Net Revenue of $3.1 billion with 22.0 million Active Customers

BOSTON, MA — August 1, 2024 — Wayfair Inc. (“Wayfair,” “we,” or “our”) (NYSE: W), one of the world’s largest destinations for the home, today reported financial results for its second quarter ended June 30, 2024.
Second Quarter 2024 Financial Highlights
•Total net revenue of $3.1 billion, decreased $54 million, down 1.7% year over year
•U.S. net revenue of $2.7 billion, decreased $55 million, down 2.0% year over year
•International net revenue of $387 million, increased $1 million, up 0.3% year over year. International Net Revenue Constant Currency Growth was 1.3%
•Gross profit was $941 million, or 30.2% of total net revenue
•Net loss was $42 million and Non-GAAP Adjusted EBITDA was $163 million
•Diluted loss per share was $0.34 and Non-GAAP Adjusted Diluted Earnings Per Share was $0.47
•Net cash provided by operating activities was $245 million and Non-GAAP Free Cash Flow was $183 million
•Cash, cash equivalents and short-term investments totaled $1.3 billion and total liquidity was $1.9 billion, including availability under our revolving credit facility
“Q2 was a dynamic quarter that resulted in another period of share gain, amid continued macro headwinds that are pressuring the ways customers are shopping the category. Customers remain cautious in their spending on the home, and our credit card data suggests that the category correction now mirrors the magnitude of the peak to trough decline the home furnishing space experienced during the great financial crisis,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair.

Shah continued, “Every action we’ve taken, every goal we’ve prioritized, and every dollar we’ve spent has been considered under the intense scrutiny of our high expectations for return-on-investment. Even with the challenging macro, this was our best quarter of Adjusted EBITDA and Free Cash Flow generation in three years, clear evidence of our strict operating discipline. We are running the business with the goal of demonstrating substantial growth in profitability this year, even as the top line remains challenging. And that will be our mindset every year going forward as well.”
Other Second Quarter Highlights
•Active customers totaled 22.0 million as of June 30, 2024, an increase of 0.9% year over year
•LTM net revenue per active customer was $540 as of June 30, 2024, a decrease of 0.9% year over year
•Orders per customer, measured as LTM orders divided by active customers, was 1.85 for the second quarter of 2024, compared to 1.82 for the second quarter of 2023
•Orders delivered in the second quarter of 2024 were 10.0 million, a decrease of 2.9% year over year
•Repeat customers placed 81.7% of total orders delivered in the second quarter of 2024, compared to 80.1% in the second quarter of 2023
•Repeat customers placed 8.1 million orders in the second quarter of 2024, a decrease of 2.4% year over year
•Average order value was $313 in the second quarter of 2024, compared to $307 in the second quarter of 2023
•63.7% of total orders delivered were placed via a mobile device in the second quarter of 2024, compared to 61.6% in the second quarter of 2023

Key Financial Statement and Operating Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in millions, except LTM net revenue per active customer, average order value and per share data)
Key Financial Statement Metrics:
Net revenue	$3,117	$3,171	$5,846	$5,945
Gross profit	$941	$985	$1,760	$1,806
Loss from operations	$(35)	$(142)	$(270)	$(489)
Net loss	$(42)	$(46)	$(290)	$(401)
Loss per share:
Basic	$(0.34)	$(0.41)	$(2.39)	$(3.60)
Diluted	$(0.34)	$(0.41)	$(2.39)	$(3.60)
Net cash provided by operating activities	$245	$217	$106	$70
Key Operating Metrics:
Active customers (1)	22	22	22	22
LTM net revenue per active customer (2)	$540	$545	$540	$545
Orders delivered (3)	10	10	20	20
Average order value (4)	$313	$307	$299	$297
Non-GAAP Financial Measures:
Adjusted EBITDA	$163	$128	$238	$114
Free Cash Flow	$183	$128	$(10)	$(106)
Adjusted Diluted Earnings (Loss) per Share	$0.47	$0.21	$0.16	$(0.90)
(1) The number of active customers represents the total number of individual customers who have purchased at least once directly from our sites during the preceding twelve-month period. The change in active customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the last twelve months. We view the number of active customers as a key indicator of our growth.
(2) LTM net revenue per active customer represents our total net revenue in the last twelve months divided by our total number of active customers for the same preceding twelve-month period. We view LTM net revenue per active customer as a key indicator of our customers’ purchasing patterns, including their initial and repeat purchase behavior.
(3) Orders delivered represent the total orders delivered in any period, inclusive of orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and as such we estimate delivery dates based on historical data. We recognize net revenue when an order is delivered, and therefore orders delivered, together with average order value, is an indicator of the net revenue we expect to recognize in a given period. We view orders delivered as a key indicator of our growth.
(4) We define average order value as total net revenue in a given period divided by the orders delivered in that period. We view average order value as a key indicator of the mix of products on our sites, the mix of offers and promotions and the purchasing behavior of our customers.

Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its second quarter 2024 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting https://bit.ly/4exc4Dz. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at https://bit.ly/3KXgAxx. An archive of the webcast conference call will be available shortly after the call ends on Wayfair’s Investor website at investor.wayfair.com. Important information may be disseminated initially or exclusively via the Investor website; investors should consult the site to access this information.
About Wayfair
Wayfair is the destination for all things home, in one inspiring place. With quality finds for every style and budget, and a convenient experience from inspiration to installation, Wayfair empowers everyone, everywhere to create a space that is just right for them.
The Wayfair family of brands includes:
•Wayfair: Every style. Every home.
•AllModern: All of modern, made simple.
•Birch Lane: Classic style for joyful living.
•Joss & Main: The ultimate style edit for home.
•Perigold: The destination for luxury home.
•Wayfair Professional: A one-stop Pro shop.
Wayfair generated $11.9 billion in net revenue for the twelve months ended June 30, 2024 and is headquartered in Boston, Massachusetts with global operations.
Media Relations Contact:
Tara Lambropoulos
PR@wayfair.com
Investor Relations Contact:
James Lamb
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, including our financial outlook, profitability goals, business strategy, plans and objectives of management for future operations, and, the impact of macroeconomic events and our response to such events, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. We believe that these risks and uncertainties include, but are not limited to, adverse macroeconomic conditions, including rising and fluctuating interest rates and inflation, slower growth or the potential for recession, disruptions in the global supply chain, conditions affecting the retail environment for products we sell, and other matters that influence consumer spending and preferences, as well as our ability to plan for and respond to the impact of these conditions; our ability to acquire and retain customers in a cost-effective manner; our ability to increase our net revenue per active customer; our ability to build and maintain strong brands; our ability to manage our growth and expansion initiatives; and our ability to expand our business and compete successfully. A further list and description of risks, uncertainties and other factors that could cause or contribute to differences in our future results include the cautionary statements herein and in our most recent Annual Report on Form 10-K and in our other filings and reports with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.
These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

WAYFAIR INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2024	2023

	(in millions, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$1,304	$1,322
Short-term investments	39	29
Accounts receivable, net	161	140
Inventories	78	75
Prepaid expenses and other current assets	240	289
Total current assets	1,822	1,855
Operating lease right-of-use assets	880	820
Property and equipment, net	680	748
Other non-current assets	54	51
Total assets	$3,436	$3,474
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,168	$1,234
Other current liabilities	1,039	949
Total current liabilities	2,207	2,183
Long-term debt	3,059	3,092
Operating lease liabilities, net of current	893	862
Other non-current liabilities	37	44
Total liabilities	6,196	6,181
Stockholders’ deficit:
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at June 30, 2024 and December 31, 2023	—	—
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 96,351,994 and 92,457,562 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	—
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 25,691,295 shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	1,552	1,316
Accumulated deficit	(4,308)	(4,018)
Accumulated other comprehensive loss	(4)	(5)
Total stockholders' deficit	(2,760)	(2,707)
Total liabilities and stockholders' deficit	$3,436	$3,474

WAYFAIR INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in millions, except per share data)
Net revenue (1)	$3,117	$3,171	$5,846	$5,945
Cost of goods sold (2)	2,176	2,186	4,086	4,139
Gross profit	941	985	1,760	1,806
Operating expenses:
Customer service and merchant fees (2)	121	144	238	283
Advertising	365	352	689	679
Selling, operations, technology, general and administrative (2)	489	630	1,023	1,254
Impairment and other related net charges	1	1	1	14
Restructuring charges	—	—	79	65
Total operating expenses	976	1,127	2,030	2,295
Loss from operations	(35)	(142)	(270)	(489)
Interest expense, net	(4)	(5)	(10)	(10)
Other (expense) income, net	(1)	3	(5)	2
Gain on debt extinguishment	—	100	—	100
Loss before income taxes	(40)	(44)	(285)	(397)
Provision for income taxes, net	2	2	5	4
Net loss	$(42)	$(46)	$(290)	$(401)
Loss per share:
Basic	$(0.34)	$(0.41)	$(2.39)	$(3.60)
Diluted	$(0.34)	$(0.41)	$(2.39)	$(3.60)
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	122	112	121	111
Diluted	122	112	121	111
(1) The following tables present net revenue attributable to our reportable segments for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in millions)
U.S. net revenue	$2,730	$2,785	$5,121	$5,200
International net revenue	387	386	725	745
Total net revenue	$3,117	$3,171	$5,846	$5,945
(2) Includes equity-based compensation and related taxes as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in millions)
Cost of goods sold	$3	$2	$6	$5
Customer service and merchant fees	5	8	11	16
Selling, operations, technology, general and administrative	90	157	208	297
Total equity-based compensation and related taxes	$98	$167	$225	$318

WAYFAIR INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2024	2023

	(in millions)
Cash flows from operating activities:
Net loss	$(290)	$(401)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	203	206
Equity-based compensation expense	214	308
Amortization of discount and issuance costs on convertible notes	5	3
Impairment and other related net charges	1	14
Gain on debt extinguishment	—	(100)
Other non-cash adjustments	(8)	(3)
Changes in operating assets and liabilities:
Accounts receivable, net	(37)	144
Inventories	(4)	13
Prepaid expenses and other assets	11	(8)
Accounts payable and other liabilities	11	(106)
Net cash provided by operating activities	106	70

Cash flows (for) from investing activities:
Purchase of short- and long-term investments	(38)	—
Sale and maturities of short- and long-term investments	27	225
Purchase of property and equipment	(36)	(71)
Site and software development costs	(80)	(105)
Net cash (used in) provided by investing activities	(127)	49

Cash flows from financing activities:
Proceeds from issuance of convertible notes, net of issuance costs	—	678
Premiums paid for capped call confirmations	—	(87)
Payments to extinguish convertible debt	—	(514)
Other financing activities, net	3	—
Net cash provided by financing activities	3	77
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	3
Net (decrease) increase in cash, cash equivalents and restricted cash	(18)	199

Cash, cash equivalents and restricted cash
Beginning of period	$1,326	$1,050
End of period	$1,308	$1,249

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Diluted Earnings or Loss per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
We calculate Adjusted EBITDA as net income or loss before depreciation and amortization, equity-based compensation and related taxes, interest income or expense, net, other income or expense, net, provision or benefit for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Net Revenue. We disclose Adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
We calculate Free Cash Flow as net cash provided by or used in operating activities less net cash used to purchase property and equipment and site and software development costs (collectively, “Capital Expenditures”). We disclose Free Cash Flow because it is an important indicator of our business performance as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
We calculate Adjusted Diluted Earnings or Loss per Share as net income or loss plus equity-based compensation and related taxes, provision or benefit for income taxes, net, non-recurring items, other items not indicative of our ongoing operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted earnings or loss per share. Accordingly, we believe that these adjustments to our adjusted diluted net income or loss before calculating per share amounts for all periods presented provide a more meaningful comparison between our operating results from period to period.
We calculate Net Revenue Constant Currency Growth by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We disclose Net Revenue Constant Currency Growth because it is an important indicator of our operating results. Accordingly, we believe that Net Revenue Constant Currency Growth provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.
We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP financial measures. We do not attempt to provide a reconciliation of forward-looking non-GAAP financial measures to forward looking GAAP financial measures because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP financial measures have limitations as analytical tools. We do not, nor do we suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures and may not be calculated in the same manner as that of other companies, including other companies in our industry.

The following table reflects the reconciliation of net income or loss to Adjusted EBITDA and Adjusted EBITDA margin for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in millions)
Reconciliation of Adjusted EBITDA:
Net loss	$(42)	$(46)	$(290)	$(401)
Depreciation and amortization	99	102	203	206
Equity-based compensation and related taxes	98	167	225	318
Interest expense, net	4	5	10	10
Other expense (income), net	1	(3)	5	(2)
Provision for income taxes, net	2	2	5	4
Other:
Impairment and other related net charges (1)	1	1	1	14
Restructuring charges (2)	—	—	79	65
Gain on debt extinguishment (3)	—	(100)	—	(100)
Adjusted EBITDA	$163	$128	$238	$114

Net revenue	$3,117	$3,171	$5,846	$5,945
Net loss margin	(1.3)%	(1.5)%	(5.0)%	(6.7)%
Adjusted EBITDA Margin	5.2%	4.0%	4.1%	1.9%

(1)	During the three and six months ended June 30, 2024, we recorded charges of $1 million related to changes in sublease market conditions for an identified U.S. office location. During the six months ended June 30, 2023, we recorded charges of $5 million related to consolidation of certain customer service centers in identified U.S. locations. During the three and six months ended June 30, 2023, we recorded charges of $1 million and $9 million, respectively, related to construction in progress assets at identified U.S. locations.
(2)	During the six months ended June 30, 2024, we incurred $79 million of charges consisting primarily of one-time employee severance and benefit costs associated with the January 2024 workforce reductions. During the six months ended June 30, 2023, we incurred $65 million of charges consisting primarily of one-time employee severance and benefit costs associated with the January 2023 workforce reductions.
(3)	During the three and six months ended June 30, 2023, we recorded a $100 million gain on debt extinguishment upon repurchase of $83 million in aggregate principal amount of our 2024 Notes and $535 million in aggregate principal amount of our 2025 Notes.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net income or loss to Adjusted EBITDA is presented in the preceding table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in millions)
Segment Adjusted EBITDA:
U.S.	$199	$161	$320	$190
International	(36)	(33)	(82)	(76)
Adjusted EBITDA	$163	$128	$238	$114

The following table presents a reconciliation of net cash provided by or used in operating activities to Free Cash Flow for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in millions)
Net cash provided by operating activities	$245	$217	$106	$70
Purchase of property and equipment	(23)	(37)	(36)	(71)
Site and software development costs	(39)	(52)	(80)	(105)
Free Cash Flow	$183	$128	$(10)	$(106)
A reconciliation of the numerator and denominator for diluted earnings or loss per share, the most directly comparable GAAP financial measure, to the numerator and denominator for Adjusted Diluted Earnings or Loss per Share, in order to calculate Adjusted Diluted Earnings or Loss per Share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in millions, except per share data)
Numerator:
Numerator for basic and diluted loss per share - net loss	$(42)	$(46)	$(290)	$(401)
Adjustments to net loss
Interest expense associated with convertible debt instruments	10	—	—	—
Equity-based compensation and related taxes	98	167	225	318
Provision for income taxes, net	2	2	5	4
Other:
Impairment and other related net charges	1	1	1	14
Restructuring charges	—	—	79	65
Gain on debt extinguishment	—	(100)	—	(100)
Numerator for Adjusted Diluted Earnings (Loss) per Share - Adjusted net income (loss)	$69	$24	$20	$(100)

Denominator:
Denominator for basic and diluted loss per share - weighted-average number of shares of common stock outstanding	122	112	121	111
Adjustments to effect of dilutive securities:
Restricted stock units	—	1	1	—
Convertible debt instruments	22	—	—	—
Denominator for Adjusted Diluted Earnings (Loss) per Share - Adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	144	113	122	111
Diluted Loss per Share	$(0.34)	$(0.41)	$(2.39)	$(3.60)
Adjusted Diluted Earnings (Loss) per Share	$0.47	$0.21	$0.16	$(0.90)